                                                                  EXHIBIT (99.1)



                            JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of Class A Common Stock, $.01 par value of Carriage Services, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.



Date:  October 10, 1997


                                    THE GOLDMAN SACHS GROUP, L.P.



                                    By:        /s/ Hans L. Reich
                                        ------------------------------
                                    Name:  Hans L. Reich
                                    Title:  Attorney-in-fact


                                    GOLDMAN, SACHS & CO.


                                    By:        /s/ Hans L. Reich
                                        ------------------------------
                                    Name:  Hans L. Reich
                                    Title:  Attorney-in-fact



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